UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 8, 2017

Enviva Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Ave, Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 657-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Contribution Agreement

On May 8, 2017, Enviva Partners, LP, a Delaware limited partnership (the “Partnership”) and a subsidiary of Enviva Holdings, LP, a Delaware limited partnership (“Enviva Holdings”), entered into a contribution agreement (the “Contribution Agreement”) with Enviva Wilmington Holdings, LLC, a Delaware limited liability company (the “Hancock JV”) that is a joint venture between Enviva Holdings, Hancock Natural Resource Group, Inc. and certain other affiliates of John Hancock Life Insurance Company (U.S.A.). Pursuant to the Contribution Agreement, the Hancock JV will indirectly contribute to Enviva, LP, a Delaware limited partnership and a wholly owned subsidiary of the Partnership, all of the issued and outstanding limited liability company interests (the “Contributed Interests”) in Enviva Port of Wilmington, LLC, a Delaware limited liability company (“Wilmington”), for total consideration of (i) $56.0 million (the “Closing Purchase Price”), subject to certain adjustments, and (ii) the Deferred Purchase Price (as described below). We refer to this acquisition herein as the “Wilmington Drop-Down.”

Wilmington owns a fully operational deep-water marine terminal in Wilmington, North Carolina (the “Wilmington terminal”) and is party to long-term terminal services agreements to receive, store, and load a total of approximately 1.0 million metric tons per year of wood pellets from the Partnership’s production plant in Sampson County, North Carolina (the “Sampson plant”) and a third-party production plant that produces wood pellets for Enviva Holdings. Wilmington’s terminal services agreement for production from the third-party production plant provides for deficiency payments if minimum throughput requirements are not met.

The composition of the Closing Purchase Price between cash and common units representing limited partner interests in the Partnership (“common units”) will be mutually agreed by the parties to the Contribution Agreement and approved by the conflicts committee of the board of directors of Enviva Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), composed of independent members of the board of directors of the General Partner (the “Conflicts Committee”), at least three business days prior to the date of the closing of the Wilmington Drop-Down. In the event the parties to the Contribution Agreement and the Conflicts Committee are unable to agree on the composition of the Closing Purchase Price between cash and common units by such time, the Closing Purchase Price will be paid solely in cash.

In addition, the Contribution Agreement contemplates that Wilmington will enter into a long-term terminal services agreement (the “Wilmington Hamlet TSA”) with the Hancock JV and Enviva Pellets Hamlet, LLC, a Delaware limited liability company and wholly owned subsidiary of the Hancock JV (“Hamlet”), to receive, store, and load wood pellets from Hamlet’s proposed production plant in Hamlet, North Carolina (the “Hamlet plant”). The Wilmington Hamlet TSA also provides for deficiency payments if minimum throughput requirements are not met. Pursuant to the Contribution Agreement, following notice of the anticipated first delivery of wood pellets to the Wilmington terminal from the Hamlet plant, Hamlet and the Hancock JV will enter into the Wilmington Hamlet TSA and the Partnership will make another payment of $74.0 million (the “Deferred Purchase Price”) to the Hancock JV consisting of cash and common units, subject to certain adjustments, as partial, deferred consideration for the contribution of the Contributed Interests. The composition of the Deferred Purchase Price between cash and common units will be as mutually agreed upon in the same manner as the Closing Purchase Price.

Each of the parties to the Contribution Agreement is an indirect subsidiary of Enviva Holdings. As a result, certain individuals, including officers and directors of Enviva Holdings GP, LLC, a Delaware limited liability company and the general partner of Enviva Holdings, and officers and directors of the General Partner, serve as officers and/or directors of one or more of such entities. As of the date of this Current Report on Form 8-K (this “Current Report”), Enviva Holdings indirectly owns 1,347,161 common units and 11,905,138 subordinated units representing limited partner interests in the Partnership (“subordinated units”), collectively representing a 50.4% limited partner interest in the Partnership based on the number of common units and subordinated units outstanding. Through its control and ownership of the General Partner, Enviva Holdings also owns the general partner interest in the Partnership and all of the Partnership’s incentive distribution rights.

The Conflicts Committee retained legal and financial advisors to assist it in evaluating and negotiating the Contribution Agreement. In approving the terms of the Contribution Agreement, the Conflicts Committee based its decision in part on an opinion from its independent financial advisor that the consideration to be paid by the Partnership in exchange for the Contributed Interests is fair, from a financial point of view, to the Partnership and holders of common units, other than the General Partner, the Hancock JV and their respective affiliates.

The Contribution Agreement has customary representations and warranties regarding the Wilmington Drop-Down, as well as customary covenants and indemnity provisions. The consummation of the Wilmington Drop-Down is subject to the satisfaction of customary closing conditions, including, among other things, the absence of legal impediments prohibiting the consummation of the Wilmington Drop-Down, the performance by the parties, in all material respects, of their respective covenants as set forth in the Contribution Agreement and, subject to certain exceptions, the accuracy of their respective representations and warranties as set forth in the Contribution Agreement. There is no assurance that all of the conditions to the consummation of the Wilmington Drop-Down will be satisfied. The Partnership currently expects the Wilmington Drop-Down to close on or about October 2, 2017 (the “Closing”) and the first delivery of wood pellets to the Wilmington terminal from the proposed Hamlet plant to be made in late 2018.

The Contribution Agreement provides for certain limited rights to terminate the Contribution Agreement, including if the Closing has not occurred by December 31, 2017.

The foregoing description is not complete and is subject to and qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report and incorporated herein by reference. The representations and warranties in the Contribution Agreement are made solely for the benefit of the parties thereto. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules that the parties exchanged in connection with the signing of the Contribution Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and (iii) were made only as of the date of the Contribution Agreement or as of such other date or dates as may be specified in the Contribution Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in the Partnership’s public disclosures. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Cautionary Statement on Forward-Looking Statements

This Current Report includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Partnership’s control. All statements, other than historical facts included in this Current Report, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report. Although the Partnership believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description
2.1	Contribution Agreement by and between Enviva Wilmington Holdings, LLC and Enviva Partners, LP dated May 8, 2017.*

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended , the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA PARTNERS, LP

By: Enviva Partners GP, LLC, its general partner

Date: May 12, 2017

	By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Contribution Agreement by and between Enviva Wilmington Holdings, LLC and Enviva Partners, LP dated May 8, 2017.*

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the U.S. Securities and Exchange Commission.